                                                                         EX-99.g
                          [Morgan Stanley Letterhead]


August 24, 1998


The Brinson Funds
209 South LaSalle Street
Chicago, IL 60604

Re:  Amendment to Multiple Service Agreement effective May 9, 1997
     - Addition of U.S. Large Capitalization Growth Fund, U.S. Small
     ---------------------------------------------------------------
     Capitalization Fund, High Yield Bond Fund Series, Emerging Markets Equity
     -------------------------------------------------------------------------
     Fund and Emerging Markets Debt Fund
     -----------------------------------

Dear Sirs:

     We refer to the Multiple Services Agreement effective May 9, 1997 (the "MSA") between Morgan Stanley Trust Company and The Brinson Funds.

     The parties hereby agree as follows:

     1. "Schedule B1 - List of Series of The Brinson Funds" is replaced in its entirety with "Schedule B1 - List of Series of The Brinson Funds, as amended on August 24, 1998," attached hereto.

     2. "Schedule F - Fee Schedule for The Brinson Funds" is replaced in its entirety with "Schedule F - Fee Schedule for The Brinson Funds, as amended on August 24, 1998," attached hereto.

The MSA, as amended by this letter amendment, shall continue in full force and effect.

     Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Michael Reinbold, Morgan Stanley Trust Company, 1 Pierrepont Plaza, Brooklyn, NY 11201.

                             Very truly yours,

                             MORGAN STANLEY TRUST COMPANY


                             By:    ________________________________
                             Name:       Giacomo Federico
                             Title:      Principal

The Brinson Funds
August 24, 1998
Page Two



Accepted and Agreed:

THE BRINSON FUNDS


By:     _______________________________
Name:   E. Thomas McFarlan
Title:  President

                                  SCHEDULE B1
                                  -----------

                      LIST OF SERIES OF THE BRINSON FUNDS
                      -----------------------------------

                          As amended August 24, 1998

Global Fund
Global Equity Fund
Global Bond Fund
U.S. Balanced Fund
U.S. Equity Fund
U.S. Bond Fund
Non-U.S. Equity Fund
U.S. Large Capitalization Equity Fund
U.S. Large Capitalization Growth Fund
U.S. Small Capitalization Fund
High Yield Bond Fund
Emerging Markets Equity Fund
Emerging Markets Debt Fund

                                  SCHEDULE F
                                  ----------

                      FEE SCHEDULE FOR THE BRINSON FUNDS
                      ----------------------------------

                         as amended on August 24, 1998

                Accounting, Administration, Transfer Agency and
                     Custody Services Annual Fee Schedule

1. On an annual basis, 0.25 basis points of the average weekly U.S. assets of the Customer and 5.25. basis points of the average weekly non-U.S. assets of the Customer, 32.50 basis points of the average weekly emerging markets equity assets of the Customer and 1.90 basis points of the average weekly emerging markets debt assets of the Customer.

     There will be an annual fee of $25 for each shareholder account within The Brinson Funds.

     An additional fee of 7.50 basis points will be charged for administrative duties. PLEASE NOTE: The additional fee of 7.50 basis points can ONLY be charged up to the extent it does not make a fund exceed its expense cap. Please see below for the expense caps of each fund within The Brinson Funds, excluding all loads and 12(b)-1 fees:

          Fund                                          Expense Cap
          ----                                          -----------

          Global Fund                                   110 basis points
          Global Equity Fund                            100 basis points
          Global Bond Fund                              90  basis points
          U.S. Balanced Fund                            80  basis points
          U.S. Equity Fund                              80  basis points
          U.S. Bond Fund                                60  basis points
          Non-U.S. Equity Fund                          100 basis points
          U.S. Large Capitalization Equity Fund         80  basis points
          U.S. Large Capitalization Growth Fund         80  basis points
          U.S. Small Capitalization Fund                115 basis points
          High Yield Bond Fund                          70  basis points
          Emerging Markets Equity Fund                  160 basis points
          Emerging Markets Debt Fund                    115 basis points

     NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by Brinson Partners, Inc. Fees are to be charged ONLY where actual non-Brinson Partners, Inc.-sponsored investment company or series securities are held. Assets of a series which are invested in another Brinson Partners, Inc.-sponsored investment company or series shall not be counted in determining whether or not the charging of the 7.50 basis points charge for administrative duties would cause a fund to exceed its fee cap and shall not be counted in determining the amount of assets subject to the 7.50 basis points.

                                                                      SCHEDULE F
                                                   as amended on August 24, 1998


For purposes of this Schedule F, the "average weekly U.S. assets of the customer" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly non-U.S. assets of the customer" means the average weekly balance of countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index (including assets with a country of issue of the European Economic Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets equity assets of the customer" means the average weekly balance of the countries included in the International Finance Corporation Global Index (excluding countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index, but including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) custodied outside the United States of the Customer's emerging markets equity funds as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets debt assets of the customer" means the average weekly balance of the countries included in the J. P. Morgan Emerging Markets Bond Index Plus custodied outside the United States of the Customer's emerging markets debt funds (including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.

Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant, administrator, transfer agent and custodian with the exception of the following.

The Customer will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

(1)  taxes;

(2) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

(3) SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;

(4)  EDGAR filing fees;

(5)  independent public accountants;

                                                                      SCHEDULE F
                                                   as amended on August 24, 1998


     (6)   insurance premiums including fidelity bond premiums;

     (7)   outside legal expenses;

     (8)   costs of maintenance of corporate existence;

     (9) expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

     (10) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

     (11)  trade association dues and expenses; and

     (12) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties.

     Customers will not be billed directly for any direct Customer Expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by Customer.

2. Upon termination of the provisions of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.